UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2017, InspireMD, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor pursuant to which the Company will issue and sell up to 750 shares of its Series D Convertible Preferred Stock (the “Series D Preferred Stock”) in a private placement for aggregate gross proceeds of $750,000.

The Series D Preferred Stock, which is convertible into shares of the Company’s common stock at the lesser of $0.50 or 60% of the closing bid price immediately prior to the closing date under the Agreement, which shall be the earlier of December 11, 2017, and the date immediately following the date that the closing bid price of the Company’s common stock is $0.33 per share or less, subject to a $0.20 floor (“Series D Conversion Price”). To the extent that the Series D Conversion Price is greater than $0.33, it will be reset to $0.20 per share if the price of our common stock is less than $0.33 per share at any time subsequent to the closing date. The Series D Preferred Stock does not contain any substantive features that differ materially from the Company’s common stock other than a mechanism that would prevent a holder of such preferred stock from converting the preferred stock into common stock or voting such preferred stock to the extent it would cause such holder to beneficially own more than 19.99% of the Company’s common stock until shareholder approval of the Company’s next financing. The closing is subject to the satisfaction of customary closing conditions.

Effective immediately, the conversion price of our outstanding shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) adjusted by its terms to $0.50 on November 28, 2017 until the Closing Date (as defined in the Agreement). On the Closing Date, as a result of the issuance and sale of the Series D Preferred Stock, the conversion price of our outstanding shares of Series B Preferred Stock will be reduced to the Series D Conversion Price pursuant to the anti-dilution adjustment provisions of the Series B Preferred Stock. There will, however, be no change to the conversion price of our outstanding Series C Preferred Stock as a result of holders of a majority of our outstanding Series C Preferred Stock consenting to an amendment to the terms of the Series C Preferred exempting the issuance of the Series D Preferred Stock from the anti-dilution adjustment provisions of the Series C Preferred Stock.

Among other things, in connection with the securities purchase agreement, we have agreed (1) to refrain from issuing shares of common stock until 90 days after the closing date of the Agreement, except that we may commence an offering of our common stock or common stock equivalents for gross proceeds of at least $8 million (a “Qualified Offering”) at any time after February 26, 2018, and make certain other exempt issuances, (2) to use 12.5% of the proceeds from any subsequent offering of our securities to redeem the outstanding shares of Series B Preferred Stock owned by the purchasers executing the securities purchase until we have redeemed an aggregate of up to $1.5MM of stated value of Series B Preferred Stock, and (3) to refrain from entering into certain variable rate transactions until the date that is six months after the closing date.

In addition, upon the consummation of a Qualified Offering, the purchasers have agreed to exchange shares of Series B Preferred Stock and Series C Preferred Stock owned by them into the securities sold by the Company in the Qualified Offering upon the terms set forth in the Agreement. The purchasers shall also have the option to exchange their Series D Preferred Stock into the securities issued in a Qualified Offering.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2017 the Company received an additional letter from the New York Stock Exchange that it is not in compliance with Section 1003(a)(ii) of the Company Guide indicating that the Company is not in compliance with the stockholders’ equity and net income continued listing standards. This follows the Company’s announcement on October 24, 2017 that the New York Stock Exchange has accepted the Company’s plan to regain compliance with the NYSE American’s stockholder’s equity continued listing standard (Part 10, Section 1003(a)(iii)). The Company has until February 17, 2019 to regain compliance with the continued listing requirements.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2017, the Company filed with the office of the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) which exempts the issuance of the Series D Preferred Stock by the Company pursuant to the Agreement from the anti-dilution adjustment provisions of the Series C Preferred Stock.

The foregoing description of the terms and provisions of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On November 29, 2017, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series C Convertible Preferred Stock
10.1	Securities Purchase Agreement, dated November 28, 2017
99.1	Press release dated November 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: November 29, 2017	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer